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                                                                    Exhibit 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Registration Statement on Form S-8 filed by Security Capital Group Incorporated, in connection with the SCGroup Incorporated 401(K) Savings Plan, of our reports dated March 4, 1996 and February 28, 1997, relating to the consolidated financial statements of Security Capital US Realty SICAV, which reports are incorporated by reference in such registration statement.



                                       PRICE WATERHOUSE SA

24-26 Avenue de Liberte
Luxembourg, L-1014
March 16, 1998